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                                                                   Exhibit 10.12

                       AMENDED AND RESTATED LOAN AGREEMENT

     THIS AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement") is made this 12/th/ day of May, 2003, by and among Professional Veterinary Products, Ltd., a Nebraska corporation ("PVPL"), ProConn, LLC, a Nebraska limited liability company ("ProConn"), Exact Logistics, LLC, a Nebraska limited liability company ("Exact", together with PVPL and ProConn, collectively and individually herein referred to as "Borrower") and U.S. Bank National Association, a national banking association ("Lender").

                                    RECITALS

     A. On December 1, 2001, PVPL entered into that certain Revolving Credit Agreement with Lender, which has been amended and modified on numerous occasions (the "Prior Agreement");

     B.   ProConn and Exact are wholly owned, direct subsidiaries of PVPL;

     C. Lender and Borrower have agreed to amend and restate the Prior Agreement in its entirety and to establish a revolving line of credit facility and a term loan facility and to add ProConn and Exact as borrowers; and

     D. The parties intend to amend and restate the Prior Agreement such that this Agreement shall set forth the terms and conditions of such facilities.

     NOW, THEREFORE, the parties agree that the Prior Agreement is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I.

                  Principles of Interpretation and Definitions

     Section 1.1 General Principles. For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and shall be consistent with those applied in preparation of the financial statements referred to in Section 4.5.

     Section 1.2 Definitions. The following specific definitions shall apply to this Agreement:

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     Account Debtor means the person who is obligated on a Receivable

     Advance means a monetary advance made by Lender to any Person pursuant to the provisions of any Loan.

     Affiliate means any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Borrower, including, without limitation, the officers and directors of each of them, (b) that directly or beneficially owns or holds ten percent (10%) or more of any equity interest in Borrower or (c) ten percent (10%) or more of whose voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of any equity interest) is owned directly or beneficially or held by Borrower, including, without limitation, ServCo (d/b/a MarketLink). As used herein, the term "control" shall mean possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through ownership of securities or otherwise.

     Borrowing Base means an amount equal to the sum of:

     (a)  70% of the Eligible Accounts Receivable; plus

     (b)  33% of the Value of Eligible Inventory up to a maximum of $5,000,000.

     As of any date, the Borrowing Base shall be determined on the basis of the information contained in the most recent Borrowing Base Certificate.

     Borrowing Base Certificate means the certificate in the form of Exhibit
     2.1.4 attached hereto which is required to be delivered to Lender in accordance with Section 2.1.4 hereof. Borrower shall not include any inventory in a Borrowing Base Certificate unless Borrower shall have: (a) notified Lender in writing of the location of the inventory; (b) executed such documents, including, without limitation, financing statements, as are required by Lender to perfect a security interest in such inventory; and
     (c) Lender shall have notified the Company that any such documents have been duly filed or recorded.

     Collateral shall mean any property or right, tangible or intangible, in any form whatsoever, provided from time to time as security for the discharge of any obligation of Borrower to Lender, including, without limitation all of Borrower's accounts receivable, inventory, machinery and equipment, general intangibles and accounts.

     Collateral Agreements shall mean all documents and agreements delivered to secure the payment and performance of any obligation of Borrower to Lender including, without limitation, the documents and agreements for such purpose referred to in Section 2.6 and any and all documents and agreements delivered in the future for such purpose.

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     Debt means (a) all items of indebtedness or liability which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of a balance sheet at the date as of which Debt is to be determined, and (b) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the Person whose debt is being determined, whether or not the indebtedness secured thereby shall have been assumed, and (c) guaranties, endorsements (other than for purposes of collection in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, such obligations to be included at the face amount of such obligation assuming all contingencies to have been met.

     Debt Service means, with respect to any period, the sum of (a) the aggregate amount of all actual principal and interest Debt payments due, whether or not payment was made during the measurement period and (b) the aggregate amount of all actual payments due, whether or not payment was made during the measurement period, under capital lease obligations (including the interest component thereof).

     Distributions means, with respect to any period, all payments or other distributions of cash or other assets in the form of management, development or other fees, net increase in loans or advances (but in no event less than zero), dividends, distributions for the payment of federal and state income taxes, stock repurchases or redemptions, bonuses, principal payments on indebtedness of Borrower's partners or its other Affiliates; or any other payment to any of Borrower's partners or its other Affiliates to the extent such payments or other distributions are not already a reduction of net income after taxes in calculating EBITDA; provided, however, Distributions shall not include refunds, rebates or credits associated with sales of Inventory made to shareholders of PVPL.

     EBITDA means, for any period, the sum of (a) net income after taxes for such period, (b) amortization and depreciation expense for such period, (c) total interest expense (whether paid or accrued and including the interest component of payments under capital leases) for such period, and (d) operating lease expense for such period.

     EBITDAR means, for any period, EBITDA plus all rental expense for such period.

     Eligible Accounts Receivable or Eligible Receivables shall mean any Receivable of Borrower in which Lender has a first priority perfected security interest and which complies with each of the following requirements:

     (a) It arises out of a bona fide sale of goods sold and delivered by or on behalf of Borrower to, or in the process of being delivered by or on behalf of Borrower to the Account Debtor on said Receivable;

     (b) all warranties set forth in this Agreement and the applicable Collateral Agreements are true and correct in all material respects with respect thereto;

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     (c)  it has been identified to Lender by Borrower in a manner reasonably satisfactory to Lender;

     (d) it arises from the sale of Inventory and it is evidenced by an invoice (dated not later than the date of shipment) rendered to the Account Debtor thereunder;

     (e) it has not remained unpaid in whole or in part for a period of more than 60 days from and after the due date thereof;

     (f) it is not owed by an Account Debtor who is an employee of or which is an Affiliate of the Company or any of its subsidiaries (excluding ServCo, d/b/a MarketLink);

     (g) it is not owing by any Account Debtor located outside of the United States unless such Receivable is insured by accounts receivable insurance satisfactory to Lender naming Lender as an additional lender loss payee;

     (h) the amount of such Receivable represented as owing is not disputed and it is net of any credit or allowance given by Borrower to such Account Debtor;

     (i) the Receivable is not subject to any counterclaim or defense asserted by the Account Debtor thereunder, nor is it subject to any offset or contra account payable to the Account Debtor or to any repurchase obligations or return rights, such as those arising under sales made on a "bill-and-hold", "guaranteed sale", "sale on approval" or consignment basis;

     (j) in the case of a Receivable which constitutes or is a component of chattel paper, including without limitation chattel paper generated in connection with the sale of the Borrower's Inventory to its customers on a purchase money secured basis, each component of such chattel paper: (i) is in the exclusive possession of Borrower or in the event Lender has requested delivery pursuant to the Collateral Agreements, is in the possession of Lender; and (ii) is prominently stamped with the following legend: "This writing and the indebtedness evidenced or secured hereby is subject to a first priority security interest from "U.S. Bank National Association"; and

     (k)  it is net of all finance charges less than 60 days old.

     Eligible Inventory means any Inventory of Borrower in which Lender has a first priority perfected security interest and which complies with each of the following requirements:

     (a) it is readily usable or marketable by Borrower in the ordinary course of its business;

     (b) it substantially conforms to the represented specifications and other quality standards of Borrower;

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     (c)  all warranties as set forth in this Agreement and the Collateral
     Agreements are true and correct in all material respects with respect thereto;

     (d) it has been identified to Lender in the manner prescribed by Lender pursuant to the applicable Collateral Agreements;

     (e) it is located at a location in the United States of America disclosed to and approved by Lender and, if requested by Lender, any Person (other than Borrower) owning or controlling such location shall have waived all right, title and interest in and to such Inventory in a manner satisfactory to Lender;

     (f) it is priced in accordance with generally accepted accounting practices and consistent with Borrower's method of pricing of Inventory elected in its year-end financial statements referred to in Section 4.5;

     (g)  it has not given rise to a Receivable; and

     (h)  it is not Inventory of ProConn.

     Event of Default means those acts or omissions described in Article VII, after the expiration of any grace period provided therein.

     Fixed Charge Coverage Ratio means, for the applicable period, the quotient obtained when (a) the sum of (i) EBITDAR plus (ii) the net proceeds received by Borrower from the issuance of common stock during such period, less (iii) taxes paid during such period, less (iv) Unfinanced Capital Expenditures for such period, and less (v) cash dividends is divided by (b) the sum of (i) the Debt Service of Borrower for such period, plus (ii) rent paid during such period.

     Interest Bearing Debt means any Debt of Borrower bearing interest, whether or not payment was made during the measurement period.

     Inventory means all raw materials, work in process, finished goods, supplies and goods held for sale or lease or furnished or to be furnished under contracts of service in which Borrower now has or hereafter acquires any right.

     LIBOR Rate means with respect to the relevant period, the one-month rate appearing on page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Lender from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) with first-class banks in the London interbank market at approximately 11:00 a.m. (London time), which shall be that one-month LIBOR rate in effect and reset each New York Banking Day.

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     Loan or Loans means the total amount loaned or advanced by Lender to
     Borrower or on behalf of Borrower including, without limitation, the Notes, any modifications thereof, and any other obligation or indebtedness now existing or hereinafter arising between Lender and Borrower.

     New York Banking Day means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.

     Notes means collectively the promissory notes evidencing the Revolving Loan and the Term Loan, which are attached hereto and marked Exhibits 2.1 and 2.2, respectively, together with any and all extensions, renewals, modifications, and substitutions thereof and exchanges therefor.

     Person means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Plan means an employee benefit plan or other plan maintained for employees of Borrower, and covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

     Receivables or Accounts Receivable shall mean all accounts, contract rights, instruments, documents, chattel paper and general intangibles in which Borrower now has or hereafter acquires any right.

     Reportable Event has the meaning assigned to that term in Title IV of the Employee Retirement Income Security Act of 1974, as amended.

     Revolving Loan means the conditional revolving line of credit facility in an amount up to $17,500,000.00, as described in Section 2.1 of this Agreement and as provided in the revolving note, a copy of which is attached hereto as Exhibit 2.1.

     Tangible Net Worth means the total of all assets properly appearing on the balance sheet of Borrower in accordance with generally accepted accounting principles, less the sum of the following:

     (a) the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items of goodwill, trademarks, trademark rights, trade names, trade name rights, brands, copyrights, patents, patent rights, licenses, deferred charges and unamortized debt discount and expenses;

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     (b)  any write-up in the book value of any such assets resulting from revaluation thereof subsequent to the date of this Agreement;

     (c) all reserves, including reserves for depreciation, obsolescence, depletion, insurance and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets;

     (d) the amount, if any, at which any shares of stock of the Borrower appear on the asset side of such balance sheet;

     (e)  all liabilities of the Borrower shown on such balance sheet;

     (f) all investments in foreign Affiliates and nonconsolidated domestic Affiliates; and

     (g) all accounts or notes due to the Borrower from any shareholder, director, officer, employee or Affiliate of Borrower.

     Term Loan means the five year term facility in the amount of $4,000,000.00 and payable in monthly installments of principal and interest as described in Section 2.2 of this Agreement and as provided in the term note, a copy of which is attached hereto as Exhibit 2.2.

     Unfinanced Capital Expenditures means the sum of (a) the amount of purchases by Borrower of property, plant and equipment during any applicable period less (b) the net proceeds from the issuance of long-term Debt by Borrower with respect to such purchases.

     Value means, with respect to Eligible Inventory, as of any given date, an amount equal to the lower of (a) cost determined on a FIFO inventory basis of accounting (all in accordance with generally accepted accounting principles consistently applied), or (b) market value for Inventory of similar kind, quality and condition. The Values of Collateral stated by Borrower in its Borrowing Base Certificates are subject to adjustment by Lender in its reasonable discretion; provided, however, Lender shall have no obligation to adjust the Values stated by Borrower.

                                   ARTICLE II.

                      Amount And Terms of Credit Facilities

     Section 2.1 Revolving Loan. Subject to the terms and conditions hereof, Lender agrees to make Advances to Borrower from time to time during the period from the date hereof to and including the termination date, in an aggregate amount at any time outstanding not to exceed the lesser of (a) Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00) or

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(b) the Borrowing Base, as calculated from time to time (the "Maximum Revolving
Facility"). The Revolving Loan shall be a revolving line of credit facility and it is contemplated that Borrower will request Advances, make prepayments and request additional Advances. The Revolving Loan will terminate on December 1, 2003 if not terminated prior thereto. Borrower's obligation to repay all Advances with interest thereon and additional terms under the Revolving Loan shall be evidenced by a promissory note in the form attached hereto and marked
Exhibit 2.1 (herein, together with any and all extensions, renewals, modifications, and substitutions thereof and exchanges therefore, the "Revolving Note"). Any unpaid principal amount of the Advances and all accrued but unpaid interest thereon under the Revolving Loan shall be payable on the termination date.

     Section 2.1.1 Interest Rate and Payments. The principal amount of the Advances outstanding from time to time on the Revolving Loan during any month shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at a variable rate, subject to change daily, equal to the LIBOR Rate as determined by Lender, plus 2.70% or, upon an Event of Default, at the LIBOR Rate as determined by Lender plus 7.5% (the "Default Rate") that is in effect; provided, however, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing on the principal balance of the Advances outstanding from time to time shall be payable on the first day of each month and on the termination date. Borrower agrees that Lender may at any time or from time to time, without the request by Borrower, make an Advance to Borrower, or apply the proceeds of any Advance, for the purpose of paying all such interest when due.

     Section 2.1.2 Mandatory Prepayment of Revolving Loan. Without notice or demand, if the sum of the outstanding principal balance of the Advances under the Revolving Loan shall at any time exceed the Maximum Revolving Facility, Borrower shall immediately prepay the Advances under the Revolving Loan to the extent necessary to reduce the sum of the outstanding principal balance of the Advances under the Revolving Loan to the Maximum Revolving Facility. Any payment received by Lender under this Section 2.1.2 shall be applied to the Advances under the Revolving Loan, provided, that payments shall always be applied to interest before principal.

     Section 2.1.3 Revolving Loan Facility Fee. Borrower shall pay to Lender an annual revolving loan facility fee of 0.15%, per annum, of the amount of the Maximum Revolving Facility, payable in advance. The revolving loan facility fee for the period between the date of the initial Advance under the Revolving Note and December 1, 2003 shall be prorated on a per day basis. The revolving loan facility fee is payable for the entire period that this Agreement is in effect, regardless of whether amounts are outstanding under the Revolver Note at any given time.

     Section 2.1.4 Borrowing Base and Borrowing Base Certificate. Borrower shall provide Lender with information regarding the Borrowing Base in such format and at such times as Lender may request. Within twenty (20) days of the end of each calendar month,

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     Borrower shall provide to Lender a completed and executed Borrowing Base
     Certificate in the form of Exhibit 2.1.4 showing the calculation of the Borrowing Base for the preceding calendar month.

     Section 2.2 Term Loan. Subject to the terms and conditions hereof, Lender agrees to make one Advance to Borrower under the Term Loan in the amount equal to Four Million Dollars ($4,000,000.00). The Term Loan, the funds advanced pursuant thereto and Borrower's obligation to repay the Advance with interest thereon shall be evidenced by a promissory note in the form attached hereto and marked Exhibit 2.2 (herein, together with any and all extensions, renewals, modifications, and substitutions thereof and exchanges therefore, "the Term Note"). Any unpaid principal and all accrued but unpaid interest thereon under the Term Loan shall be payable five (5) years from the date of the Advance under this credit facility.

     Section 2.2.1 Interest Rate and Payments. The Term Loan shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at a fixed rate equal to 5.77% per annum. Upon an Event of Default, the Term Loan shall bear interest at the Default Rate that is then in effect; provided, however, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Payments with respect to the Term Loan shall be as follows: (a) interest only in advance at the rate of $641.11 per day shall be due and payable on the date of the Advance of the Term Loan to or for the benefit of Borrower (including, without limitation, disbursement into an escrow for the benefit of Borrower) for the period beginning on the date of such Advance and ending on May 31, 2003; (b) fifty-nine (59) installments of principal and interest in the amount of $76,904.14 each shall be payable commencing on July 1, 2003 and continuing on the first day of each and every succeeding month until and including May 1, 2008 and (c) on June 1, 2008, all then unpaid principal and interest hereon shall be due and payable.

     Section 2.2.2 Breakfunding Prepayment Fee. There shall be no prepayment of the Term Note; provided, however, Lender may consider requests for its consent with respect to prepayment of the Term Note, without incurring an obligation to do so, and Borrower acknowledges that in the event that such consent is granted, Borrower shall be required to pay Lender, upon prepayment of all or part of the principal amount before final maturity, a prepayment fee as provided for in the Term Note.

     Section 2.3 Advancing Revolving Loan Funds. Unless otherwise agreed to by the parties, Borrower shall give Lender notice of a request for an Advance under the Revolving Note no later than 2:00 p.m. on the day of the requested Advance. A request for an Advance shall be on written notice to Lender or telephonic request from any Person purporting to be authorized to request Advances on behalf of Borrower, which notice or request shall specify the date of the requested Advance and the amount thereof. The names of Persons authorized to request Advances shall be provided in writing to Lender. Upon fulfillment of the applicable conditions set forth in this Agreement, Lender may disburse the amount of the requested Advance by crediting the same to Borrower's demand deposit account maintained with Lender or in such

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other manner as Lender and Borrower may from time to time agree. Any request for an Advance shall be deemed a representation that the warranties contained in
Article IV are correct. Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to Lender. Borrower shall be obligated to repay all Advances in all events and notwithstanding the fact that the Person requesting the same was not authorized to do so.

     Section 2.4 Payment. All payments of principal and interest under the Notes shall be made to the order of Lender in immediately available funds. Unless specified by Borrower, Lender may apply the payments received to the principal and/or interest on any one or more of the Notes in Lender's sole discretion. All payments shall be payable in lawful money of the United States of America. Borrower hereby authorizes Lender, if an Event of Default occurs and if now or hereafter allowed under applicable law, to charge, set off, appropriate, and apply any and all deposits or accounts (special or general) or other indebtedness with Lender an amount up to the accrued interest, outstanding principal, and fees from time to time due and payable to Lender under this Agreement, the Notes or any Collateral Agreement.

     Section 2.5 Payment on Non-business Days. Whenever any payment to be made hereunder or under any of the Notes shall be stated to be due on a Saturday, Sunday, or a holiday for banks under the laws of the State of Nebraska or the United States, such payment may be made on the next succeeding bank business day, and such extension of time shall in such case be included in the computation of payment of interest due on such Note.

     Section 2.6 Security and Collateral. As security for the payment of the obligations due Lender hereunder including, without limitation, the Notes, and for the payment of any other debt, liability or obligation of Borrower to Lender under this Agreement or otherwise, Borrower has executed and delivered to Lender or arranged for the execution and delivery to Lender of certain documents, agreements, or instruments for securing the payment or performance of the obligations of Borrower to Lender including, but not limited to, the following agreements referred to herein and described by way of example but not as a limitation as follows:

     (a) The Security Agreement (blanket) executed by PVPL in the form attached hereto and marked Exhibit 2.6(a);

     (b) The Security Agreement (Pennsylvania Equipment) executed by PVPL in the form attached hereto and marked Exhibit 2.6(b);

     (c) Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, executed by PVPL in the form attached hereto and marked
     Exhibit 2.6(c);

     (d) Assignment of Rents & Leases, executed by PVPL in the form attached hereto and marked Exhibit 2.6(d);

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     (e)  The Security Agreement executed by ProConn in the form attached hereto and marked Exhibit 2.6(e);

     (f) The Security Agreement executed by Exact in the form attached hereto and marked Exhibit 2.6(f);

     (g)  Such landlord's waivers as Lender deems necessary or advisable; and

     (h) Such UCC-1 Financing Statements executed by Borrower as Lender deems necessary or advisable.

     Section 2.7 Liability Records. Lender may maintain from time to time, at its discretion, liability records as to any and all Advances under the Revolving Loan and the Term Loan made or repaid and interest accrued or paid under this Agreement and the Notes. On demand by Lender, Borrower will admit and certify in writing the exact principal balance outstanding to Lender for Advances under the Revolving Loan or the Term Loan under this Agreement.

     Section 2.8 Application of Payments. Upon an Event of Default, Lender shall determine in its sole discretion the order and manner in which proceeds of Collateral and other payments that Lender receives are applied to the Revolving Loan, the Term Loan, interest thereon, and any other obligation of Borrower, and the Borrower hereby irrevocably waives the right to direct the application of any payment or proceeds. Upon an Event of Default, Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the obligations from Borrower to Lender.

     Section 2.9 Indemnity for Returned Payments. If after receipt of any payment of, or proceeds applied to the payment of, all or any part of the obligations of Borrower, Lender is for any reason required to surrender such payment or proceeds to any Person, because such payment or proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, or a diversion of trust funds, or for any other reason, then such obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by Lender and Borrower shall be liable to pay to Lender, and hereby does indemnify Lender and hold Lender harmless for the amount of such payment or proceeds surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or proceeds, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or proceeds having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement.

     Section 2.10 Obligations Joint and Several. The obligations of PVPL, ProConn and Exact under this Agreement and under the Notes shall be joint and several. For the convenience of the parties hereto, this Agreement has been prepared for execution by multiple borrowers,

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each of which is a "Borrower" for all purposes hereunder. Each of PVPL, ProConn and Exact hereby represent, warrant and covenant for the benefit of Lender that it is the intention of each of PVPL, ProConn and Exact that this Agreement and the Notes be fully enforceable against each of them in accordance with its terms to the same extent as if such party had been the only party identified as "Borrower" hereunder or thereunder.

                                  ARTICLE III.

                              Conditions of Lending

     Section 3.1 Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement and the funding of any Advance shall be subject to the condition precedent that Lender shall have received all of the following, which, if existing, are hereby ratified and confirmed by Borrower:

     (a)  the Notes and Collateral Agreements, properly executed;

     (b) certified copies of the Articles of Incorporation and Bylaws of PVPL and the Articles of Organization and Operating Agreements of both ProConn and Exact, together with all amendments thereto;

     (c) a signed certificate of the Secretary of PVPL and the signed written consents of the manager and sole member of ProConn and Exact which shall
     (i) evidence the authorization of the Board of Directors of PVPL or the manager and member of ProConn and Exact, as the case may be, to enter into this Agreement and to execute all documents related hereto; (ii) certify the officer of PVPL, or other party on behalf of PVPL, ProConn and Exact, authorized to sign this Agreement and any document securing the obligations of Borrower under this Agreement or otherwise including, without limitation, any Collateral Agreement, and the other documents or certificates to be delivered pursuant to this Agreement, if any, by Borrower or by any of its officers or managers, and (iii) contain the true signature of any such officer or designated party (and Lender may conclusively rely on the certificate until it shall receive a further certificate of the Secretary of PVPL canceling or amending the prior certificate);

     (d) current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Borrower, and (ii) no financing statements have been filed and remain in effect against Borrower with respect to the Collateral, except those financing statements filed by Lender or its predecessors or expressly agreed to by Lender;

     (e) a favorable written opinion of Borrower's counsel addressed to Lender in form and substance satisfactory to Lender in its sole discretion;

     (f) a statement from Borrower addressed to Lender certifying all the states, counties, and countries in which Borrower maintains a corporate office, has Collateral or has qualified to do business;

     (g) a Notice to Borrower executed by Borrower in the form attached hereto and marked Exhibit 3.1(g); and

     (h) Such other documents, instruments and certificates as Lender, in its sole discretion, may require.

     Section 3.2 Conditions Precedent to Subsequent Advances. The obligation of Lender to make Advances after fulfillment of the conditions stated in Section
3.1 shall be subject to further conditions precedent that on the date of such
Advance:

     (a) the representations and warranties contained in Article IV and in the Collateral Agreements are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

     (b) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default, but for the requirement that notice be given or time elapsed or both.

Each request for an Advance shall constitute a representation that subsections
(a) and (b), above, are true and correct as of the date of such request.

     Section 3.3 Further Assurances. Borrower will, at its expense execute, deliver, file, and record (in such manner and form as Lender may require) any financing statement, specific assignment, or other paper and take any other action that may be necessary, or that Lender may reasonably request, in order to protect, preserve, perfect, or validate the security interest in all or any portion of the Collateral or to enable Lender to exercise and enforce its rights in the Collateral.

                                   ARTICLE IV.

                         Representations and Warranties

     Each Borrower, jointly and severally, represents and warrants to Lender as follows:

     Section 4.1 Existence and Power. PVPL is a corporation duly organized, validly existing under the laws of the State of Nebraska, and is qualified to enter into the transactions contemplated hereby. ProConn is a limited liability company duly organized, validly existing under the laws of the State of Nebraska, and is qualified to enter into the transactions contemplated hereby. Exact is a limited liability company duly organized, validly existing under the laws of the State of Nebraska, and is qualified to enter into the transactions contemplated hereby. The exact names of PVPL, ProConn and Exact are accurately set forth in the first paragraph of this Agreement. Each Borrower has all requisite power and authority to conduct its business and to perform all of its obligations under this Agreement and the Collateral Agreements.

     Section 4.2 Authorization of Agreement. The execution, delivery and performance of this Agreement, and all other agreements contemplated to be executed and delivered herewith by Borrower have been duly authorized and approved by each Borrower by all necessary corporate, company, member and shareholder action, as the case may be.

     Section 4.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery, or performance by each Borrower of this Agreement, the Notes, and any Collateral Agreements, and the borrowings from time to time hereunder, do not and will not (a) require any further consent or approval of the shareholders of PVPL, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which any Borrower is a party, or by which it or its properties may be bound or affected, or (c) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by Borrower.

     Section 4.4 Legal Agreements. This Agreement, the Collateral Agreements, and the Notes, constitute when executed and delivered by Borrower, the legal, valid and binding, joint and several, obligations of each Borrower enforceable against each Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy and similar insolvency laws affecting creditors' rights and by principles of equity.

     Section 4.5 Financial Statements; Furnishing. Borrower has heretofore furnished to Lender (a) fiscal year-end financial statements, for the fiscal years ended July 31, 2002, 2001 and 2000 certified by Quick & McFarlin, PC including a balance sheet and a statement of income, and (b) interim quarterly financial statements, for the fiscal quarters ended October 31, 2002 and January 31, 2003 compiled by Marvin E. Jewell & Associates including a balance sheet and a statement of income. Said balance sheets and said statement of incomes fairly present the financial condition of Borrower, on a consolidated basis, on the dates thereof and the results of its operations for the periods then ended, and were prepared in accordance with generally accepted accounting principles consistently applied.

     Section 4.6 Adverse Change. There has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower, since the date of the latest financial statement referred to in Section 4.5.

     Section 4.7 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting any Borrower or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to Borrower would have a material adverse effect on the financial condition, properties, or operations of any Borrower.

     Section 4.8 Taxes. Each Borrower has timely filed all federal, state, and local tax returns which are required to be filed, and have paid to the respective taxing authorities all taxes as shown on said returns or on any assessment to the extent such taxes have become due.

     Section 4.9   Titles and Liens. Borrower has good title to all the assets
(a) reflected on the financial statements described in Section 4.5 hereof, or
(b) granted as security to Lender in any Collateral Agreement to which it is a party, in each case free and clear of all prior liens, encumbrances, security interests and adverse claims, except liens in favor of Lender under the Prior Agreement and liens expressly agreed to by Lender.

     Section 4.10  Hazardous Waste.

     (a) Except as herein provided, to the knowledge of Borrower, no hazardous substances or hazardous wastes are presently stored or otherwise located on, in, or under any property of Borrower ("Property") and no part of the Property, including the ground water located thereon, is presently contaminated by any such substances or waste. For purposes of this instrument, the terms "hazardous substances" and "hazardous wastes" shall mean and include any hazardous, toxic, or dangerous waste, substance, or material within the meaning of the Federal Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act of 1976, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance, or material, as now or at anytime hereafter may be in effect.

     (b) Until the Notes and all other obligations under the Collateral Agreements are paid in full and satisfied, all hazardous waste (as defined above), which may be used by any Person for any purpose upon the Property shall be used or stored thereon only in a safe, approved manner, in accordance with all industrial standards and all laws, regulations and requirements for such storage promulgated by any governmental authority, and the Property will not be used for the principal purpose of storing any such substances or wastes and no such storage or use will otherwise be allowed on the Property which will cause, or which will increase the likelihood of causing, the release of such substances or wastes on, in, or under the Property.

     (c) Borrower shall promptly notify Lender as soon as Borrower knows or suspects that hazardous waste has been released on the Property. In such event, Lender may require that all violations of law with respect thereto be corrected and that all necessary governmental permits be obtained all at the sole expense of Borrower; provided, however, nothing contained herein shall prohibit Borrower from seeking contribution from any Person responsible for the release of hazardous waste on the Property.

     (d) Borrower does hereby indemnify and hold harmless Lender and its directors, officers, employees, agents, and any successor or successors to their interests from and against any and all losses, claims, damages, penalties, liabilities, response costs and expenses (including all out-of-pocket litigation costs and the reasonable fees and expenses of counsel) (i) arising out of the inaccuracy, breach, or incompleteness of any representation, warranty, or covenant made by Borrower in this Section, or (ii) arising out of any lawsuit brought or threatened, settlement reached, or governmental order, relating to the presence, disposal, release, or threatened release of any hazardous substance or hazardous waste upon the Property, or (iii) arising out of any violation of any applicable statute or regulation for the protection of the environment which occurs upon the Property; provided that, to the extent that Lender is strictly liable under any statute or regulation, the obligations of Borrower hereunder shall likewise be without regard to fault on the part of Borrower with respect to the violation of law which results in liability to Lender; and provided further, in no event shall Borrower be required to indemnify Lender for the negligence or willful misconduct of Lender or its employees and agents.

     Section 4.11 Benefit to ProConn and Exact. Borrower acknowledges and agrees that the execution, delivery and performance of this Agreement and the Collateral Agreements will result in a direct and substantial economic benefit to ProConn and Exact.

                                   ARTICLE V.

                        Affirmative Covenants of Borrower

     For so long as any obligation remains due or outstanding to Lender under this Agreement or the Notes, each Borrower, jointly and severally, covenants and agrees as follows:

     Section 5.1   Financial Statements.

     (a) Borrower will deliver to Lender as soon as available, and, in any event within 120 days after the end of each fiscal year of Borrower, a copy of the consolidated annual audit report of Borrower, with the opinion of an independent certified public accountant selected by Borrower and acceptable to Lender, which annual report shall include the balance sheet of Borrower, as of the end of such fiscal year, and the related statements of income, retained earnings and changes in financial position of Borrower for the fiscal year then ended, all in reasonable detail and all prepared in accordance with generally accepted accounting principles, together with a certificate of Borrower in the form attached hereto and marked Exhibit 5.1.

     (b) Borrower will deliver to Lender as soon as available, and in any event within 45 days after the end of each quarter of the fiscal year of the Borrower, consolidated balance sheets and related statements of income and retained earnings of Borrower, for such quarterly period, compiled by an independent certified public accountant selected by

     Borrower and acceptable to Lender, in reasonable detail and stating in comparative form the figures for a corresponding date and period in the previous year, all prepared in accordance with generally accepted accounting principles in all material respects and subject to customary year end adjustments, together with a compliance certificate of Borrower in the form attached hereto and marked Exhibit 5.1.

     (c) Borrower will deliver to Lender as soon as available, and in any event within 30 days after the end of each month of the fiscal year of the PVPL, balance sheets and related statements of income and retained earnings of PVPL, for such month, in reasonable detail and stating in comparative form the figures for the corresponding date and period of the fiscal budget of PVPL, all prepared in accordance with generally accepted accounting principles in all material respects and subject to customary year end adjustments, together with a compliance certificate of Borrower in the form attached hereto and marked Exhibit 5.1.

     (d) Borrower will deliver to Lender as soon as available, and in any event within 30 days after the end of each month of the fiscal year of the Borrower a monthly accounts receivable aging report for Receivables of ProConn and Exact, together with a Borrowing Base Certificate of Borrower in the form attached hereto and marked Exhibit 2.1.4.

     (e) Borrower shall deliver to Lender such other information respecting the financial condition and the results of operations of Borrower as Lender may from time to time reasonably require.

     Section 5.2 Books and Records; Inspection and Examination; Annual Collateral Audits. Borrower will keep, accurate books and records and accounts for itself in which true and complete entries will be made in all material respects in accordance with generally accepted accounting principles consistently applied and upon request of Lender, will give, or cause to give, any representative of Lender access to, and permit such representative, upon reasonable notice under the circumstances, to examine, copy or make extracts from, any and all such books, records and documents, to inspect any of Borrower's properties and to discuss its affairs, finances and accounts with any of its principal officers or managers, and as often as it may reasonably be requested. In its sole discretion, Lender may conduct an annual audit with respect to the Collateral. Commencing in calendar 2005, Borrower shall pay to Lender a reasonable fee and shall reimburse Lender for all out-of-pocket expenses relating to the conduct of such audit.

     Section 5.3 Compliance with Laws. Each Borrower will comply with the requirements of all applicable laws and regulations.

     Section 5.4 Payment of Taxes and Other Claims. Borrower will pay or discharge all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties may attach hereto and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any property of Borrower; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings so long as Lender is satisfied that adequate reserve has been set aside for the amount in question.

     Section 5.5 Maintenance of Properties. Each Borrower will keep and maintain all of its properties and assets necessary or useful in its business in good condition, repair and working order.

     Section 5.6 Insurance. Each Borrower shall obtain and maintain insurance with insurers believed by Borrower to be responsible and reputable in such form, amounts and insuring against such risk as may be reasonably required by Lender. Lender shall be named as a loss payee or additional insured on all such policies as its interest may appear, and the same shall be delivered to Lender. All of such insurance shall contain a provision to the effect there will be no cancellation or modification thereof without 30 days' prior written notice to Lender. Borrower agrees to obtain additional insurance as Lender may reasonably request within 15 days after written notice from Lender of such request.

     Section 5.7 Preservation of Corporate Existence. Subject to Section 6.7, each Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises; provided, however, that Borrower shall not be required to preserve any of its rights, privileges and franchises if its respective manager, management group or Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its business and further provided that the loss thereof is not disadvantageous in any respect to Lender, in its reasonable discretion, as a holder of any of the Notes or the Collateral.

     Section 5.8 Full and Timely Payments. Borrower shall make full and timely payments of the Notes, duly observe and perform all the terms and covenants contained in each document given to Lender in connection with or pursuant to this Agreement, all at the times and places and in the manner set forth herein or therein, and at all times maintain the liens and security interests provided for in the Collateral Agreements or otherwise pursuant to this Agreement as valid and perfected first priority liens and security interests on the property intended to be covered hereby or thereby.

     Section 5.9 Further Assurances. Each Borrower shall, at its cost and expense, and upon request of Lender, duly execute and deliver to Lender such further instruments and documents and cause to be done such further acts as may be necessary in the opinion of Lender to effectuate the provisions and purposes of this Agreement.

                                   ARTICLE VI.

                               Negative Covenants

     For so long as any obligations remain due or outstanding to Lender under this Agreement or the Notes, each Borrower, jointly and severally, covenants and agrees as follows:

     Section 6.1 Financial Covenants. Borrower shall not, without the prior written consent of Lender:

     (a) permit Tangible Net Worth to be less than $9,000,000.00 as of July 31, 2003 and each July 31/st/ thereafter;

     (b) permit the Fixed Charge Coverage Ratio to be less than 1.35 to 1.00 as of July 31, 2003 and at the end of each fiscal quarter thereafter;

     (c) permit the ratio of Borrower's Debt to Tangible Net Worth to be greater than 8.00 to 1.00 as of July 31, 2003 and each July 31/st/ thereafter; and

     (d) permit the ratio of Borrower's Interest Bearing Debt to EBITDA (calculated on a 4-quarter rolling average), to be greater than 3.75 to
     1.00 as of July 31, 2003 and at the end of each fiscal quarter thereafter.

With respect to the foregoing financial covenants, Borrower shall provide Lender with a quarterly compliance certificate of Borrower in the form attached hereto and marked Exhibit 5.1.

     Section 6.2 Liens. Borrower shall not make, create, incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, or restriction upon the use of any property or assets secured in accordance with or pursuant to this Agreement, except (a) the security interest, liens and encumbrances granted in connection with or pursuant to this Agreement, (b) liens for taxes or assessments or other governmental charges to the extent not yet delinquent or being contested in accordance with
Section 5.4 above, (c) liens arising out of a judgment against Borrower for payment of money with respect to which an appeal is being prosecuted, and a stay of execution pending such appeal has been secured, (d) pledges or deposits to secure obligations under workmen's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for payment of borrowed money) or leases or to secure statutory obligations or security or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, and (e) purchase money liens or security interests (which term for purposes hereof shall include conditional sales agreements or other title retention agreements or leases) upon or in property acquired after the date hereof, in amounts less than $50,000.00 provided that such liens or security interests shall extend only to the property then being acquired and fixed improvements then or thereafter erected thereon.

     Section 6.3 Sale. Borrower will not sell, lease, assign, transfer or otherwise dispose of any Collateral or any material part of its other assets other than in the ordinary course of business.

     Section 6.4 Restrictions on Nature of Business. Borrower will not engage to any significant extent in a line of business materially different from that presently engaged in.

     Section 6.5 Loans or Advances. Borrower will not make any loans other than in the ordinary course of business and shall not make any loans to its officers, employees, directors or Affiliates; provided, this Section 6.5 shall not prohibit inter-company loans between or among Borrower and its direct or indirect wholly owned Affiliates.

     Section 6.6 Guarantees. No Borrower will assume, guaranty, endorse, or otherwise become, directly or indirectly, liable in connection with any obligations of any other Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     Section 6.7 Consolidation, Merger, and Name Change. Without Bank's prior written consent, no Borrower will consolidate with or merge into any other Person, or permit any other Person to merge into it, or acquire (in a transaction that acknowledges a purpose or effect to consolidation or merger) all or substantially all of the assets of any other Person; nor form or create any new subsidiary or Affiliate; nor be a party to any joint venture; nor change its name or state of incorporation or organization.

     Section 6.8 Leases. No Borrower will enter into any agreement, directly or indirectly, with any other Person whereby Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, then or thereafter rent or lease as lessee such property or any part thereof or any other property which Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 6.9 Default Under Other Agreements. No Borrower will permit any default or event of default to occur or continue under the terms of any material agreement to which it is a party.

     Section 6.10 Further Indebtedness. Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures, or similar obligations, except:
(a) indebtedness to Lender; (b) customer deposits; (c) indebtedness to any supplier so long as said indebtedness is repaid to such entity within 30 days of the date the indebtedness is incurred or within such longer time period allowed by any respective supplier to still remain "current"; and (d) indebtedness otherwise described in Section 6.2 hereof.

     Section 6.11 Reportable Events on Plans. No Reportable Event will occur with respect to any Plan.

                                  ARTICLE VII.

                     Events of Default, Rights and Remedies

     Section 7.1 Events of Default. "Events of Default", wherever used herein, means any one of the following events:

     (a) if Borrower shall fail to pay any installment of interest or principal and interest or any other sums required under any of the Notes or any other obligation due Lender, or any other instrument or documents securing the same when due, and such failure shall continue for a period of three days after written notice thereof; provided, however, this three-day grace period shall not be available to Borrower more than once per year;

     (b) if Borrower shall fail to observe or perform any term, covenant or condition on its part to be performed or observed in this Agreement, other than those otherwise specifically provided above, after any applicable grace period or, if none, after thirty (30) days written notice;

     (c) if Borrower shall default in or fail to observe or perform any term, covenant or condition contained in any of the Collateral Agreements after the applicable notice and/or grace period, if any;

     (d) if Borrower shall fail to pay any fee or expense required pursuant to the terms of this Agreement after ten (10) days written notice therefore;

     (e) if Borrower shall file a petition pursuant to United States Bankruptcy Code or any similar law, federal or state, or if Borrower shall be adjudged bankrupt or be declared insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall consent to the appointment of a receiver of all or any part of the property or assets of Borrower secured hereunder or under any of the Collateral Agreements;

     (f) if more than 49% of the shareholder interests of Borrower are conveyed to Persons other than the present shareholders of Borrower or their respective Affiliates;

     (g) any representation or warranty made by Borrower in this Agreement (or by any of its directors or officers) and any certificate, made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made;

     (h) the rendering against Borrower of a final judgment, decree or order for the payment of money in excess of $100,000, and the continuance of such judgment or decree otherwise unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

     (i) a default under any bond, guaranty, capitalized lease, purchase money order, debenture, note or other evidence of indebtedness of Borrower to any Person other than Lender and the expiration of the applicable period of grace, if any, specified therein;

     (j) the acceleration of payment under any bond, debenture, note or other evidence of indebtedness of Borrower or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed;

     (k) a default or failure of performance by any Borrower under its respective Collateral Agreements with Lender after the applicable notice and/or grace period; or

     (l) if any Borrower shall fail to properly maintain and preserve the Property, including, but not limited to, the maintenance of the Property free from all hazardous substances and hazardous waste described in Section
     4.10 above after 21 days written notice.

     Section 7.2 Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default shall be timely cured to the written satisfaction of Lender, Lender may exercise any or all of the following rights and remedies:

     (a)  Lender may refuse any of its obligations to make any Advance;

     (b) Lender may declare the entire unpaid principal amounts then outstanding under any or all of the Notes and all accrued interest thereon, and all other sums payable under this Agreement or any of the Collateral Agreements to be forthwith due and payable;

     (c) Lender may apply any and all money owing by Lender to Borrower or on deposit with or held by Lender, to the payment of any of the Notes; and

     (d) Lender may exercise and enforce all of its rights and remedies under any of the Collateral Agreements.

No failure or delay on the part of Lender in enforcing any right, power or remedy hereunder or under any instrument or document referred to herein shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise hereof or the exercise of any other right, power or remedy hereunder or under this Agreement or any Collateral Agreement. The remedies herein, in the Collateral Agreements, and otherwise provided by applicable law are cumulative and not exclusive of any remedies provided by law, including but not limited to, all rights and remedies of a secured party under the Uniform Commercial Code of the State of Nebraska, as now existing or hereinafter amended.

                                  ARTICLE VIII.

                                  Miscellaneous

     Section 8.1 Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, interpretation, administration, amendment and enforcement of this Agreement, any of the Collateral Agreements, and any of the other instruments and documents to be delivered hereunder and thereunder including, but not limited to, reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto, as well as all out-of-pocket expenses incurred by Lender.

     Section 8.2 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing, mailed by certified mail, return receipt requested, to the applicable party at its address as indicated below:

     If to any Borrower:

          Professional Veterinary Products, Ltd.
          10077 South 134/th/ Street
          Omaha, NE 68138
          Attention:  Dr. Lionel L. Reilly, President

     With a copy to:

          Richard E. Putnam, Esq.
          Baird Holm Law Firm
          1500 Woodmen Tower
          Omaha, NE 68102

     If to Lender:

          U.S. Bank National Association
          OM-NE-T2CB
          1700 Farnam Street
          Omaha, NE 68102
          Attention: Donald L. Erikson

     With a copy to:

          Paul J. Halbur, Esq.
          Fraser Stryker Law Firm
          409 South 17/th/ Street, Suite 500
          Omaha, NE 68102
or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8.2 and shall be deemed delivered two (2) business days following deposit with the U.S. mail.

     Section 8.3 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, the Collateral Agreements, nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

     Section 8.4 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of each Borrower and Lender, and their respective successors and assigns, including any subsequent holder or holders of any of the Notes or any participation interest therein except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

     Section 8.5 Severability. In the event any one or more of the provisions contained in this Agreement, any of the Collateral Agreements or any other documents given in connection with this transaction shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement or the Collateral Agreements, nor shall it affect the validity, legality or enforceability of such provision in other states.

     Section 8.6 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nebraska.

     Section 8.7 Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     Section 8.8 Conflicts. In the event of any conflict between this Agreement and the Collateral Agreements, this Agreement shall control.

     Section 8.9 Counterparts. This Agreement may be executed in two or more counterparts and such counterparts shall be deemed originals and all such counterparts shall constitute one and the same instrument.

     Section 8.10 Waiver. EACH BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY ONE OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS

WAIVER BY THE PARTIES HERETO TO ANY RIGHT ANY ONE OF THEM MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL AND INDIRECT DAMAGES FROM THE OTHER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY ONE OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE RECIPROCAL WAIVERS OF BORROWER AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL OR INDIRECT DAMAGES AS SET FORTH ABOVE HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND AS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

     Section 8.11 Construction. This document is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Lender and Borrower were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

     Section 8.12 Notice - Written Agreements. This Notice is Provided Pursuant to Nebraska Revised Statutes 45-1,112 et. seq. This Agreement is a credit agreement. A credit agreement must be in writing to be enforceable under Nebraska Law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS.]

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                     Professional Veterinary Products, Ltd.,
                                     a Nebraska corporation


                                     By:  /s/ Dr. Lionel L. Reilley
                                        ----------------------------------------
                                        Dr. Lionel L. Reilly, its President

                                     ProConn, LLC, a Nebraska limited
                                     liability company

                                     By: Professional Veterinary Products, Ltd.,
                                         a Nebraska corporation, its Manager
                                         and sole Member


                                        By:  /s/ Dr. Lionel L. Reilley
                                           ------------------------------------
                                           Dr. Lionel L. Reilly, its
                                           President

                                     Exact Logistics, LLC, a Nebraska limited liability company

                                     By: Professional Veterinary Products, Ltd.,
                                         a Nebraska corporation, its Manager
                                         and sole Member


                                        By:  /s/ Dr. Lionel L. Reilley
                                           ------------------------------------
                                           Dr. Lionel L. Reilly, its President

                                     U.S. Bank National Association, a
                                     national banking association


                                     By:  /s/ Donald L. Erikson
                                        ----------------------------------------
                                     Name: Donald L. Erikson
                                          --------------------------------------
                                     Title:  Vice President
                                           -------------------------------------

                                LIST OF EXHIBITS

2.1     Revolving Note

2.1.4   Borrowing Base Certificate

2.2     Term Note

2.6(a)  PVPL Security Agreement (blanket)

2.6(b)  PVPL Security Agreement (Pennsylvania equipment)

2.6(c) Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing

2.6(d)  Assignment of Rents and Leases

2.6(e)  ProConn Security Agreement

2.6(f)  Exact Security Agreement

3.1(g)  Notice to Borrower

5.1     Compliance Certificate

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